UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 28, 2022 ( October 24, 2022)

Teladoc Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37477	04-3705970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Manhattanville Road, Suite 203 Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

(203) 635-2002

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TDOC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 24, 2022, Laizer Kornwasser joined Teladoc Health, Inc. (the “Company”) as its President, Enterprise Growth and Global Markets. Prior to joining the Company, Mr. Kornwasser, age 51, served as President and Chief Operating Officer at CareCentrix, a home health care company, with responsibility for driving operational excellence and business strategy, since March 2018. From July 2015 to June 2019, Mr. Kornwasser served as a professor of management and a member of the Board of Trustees at Yeshiva University. Mr. Kornwasser has also held various executive leadership positions in the healthcare industry. He has a B.S. in accounting from Yeshiva University as well as an MBA from Harvard Business School. Mr. Kornwasser also previously served as a member of the board of Everyday Health, Inc. from July 2015 to December 2016.

There are no arrangements or understandings between Mr. Kornwasser and any other person pursuant to which he was selected as an officer. There are no family relationships between Mr. Kornwasser and any director or officer of the Company or any other related-party transaction of the Company involving Mr. Kornwasser that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his commencement of employment with the Company, Mr. Kornwasser and the Company entered into an agreement (the “Employment Agreement”) that provides for (i) an annual base salary of $500,000, (ii) a one-time sign-on bonus equal to $550,000, (iii) eligibility to receive an annual bonus targeted at 75% of his annual base salary, with a guaranteed bonus in respect of 2022 in an amount equal to 100% of his then-applicable annual base salary, and (iv) a new-hire incentive equity award under the Company’s Livongo Acquisition Incentive Award Plan with an aggregate grant date fair value of approximately $7,000,000, which is expected to be issued in the form of restricted stock units. The restricted stock units to be issued to Mr. Kornwasser are expected to vest one-third on the first anniversary of the grant date and in eight substantially equal quarterly installments beginning on the 15-month anniversary of the grant date, in each case subject to Mr. Kornwasser’s continued service on the applicable vesting date. The Company anticipates granting additional annual incentive equity awards (i) with an aggregate grant date fair value of approximately $4,500,000 in March 2023 and (ii) with an aggregate grant date fair value of at least $4,500,000 in subsequent years, in each case which are expected to be issued fifty percent in the form of restricted stock units and fifty percent in the form of performance stock units, in accordance with the Company’s customary practices and subject to approval by the Compensation Committee of the Company’s Board of Directors.

Mr. Kornwasser will be eligible for payments and benefits in connection with a qualifying termination of employment pursuant to the terms of the Company’s Senior Leader Severance Plan as previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2020, provided that for Mr. Kornwasser the following modifications will be applicable to the benefits provided for in the Senior Leader Severance Plan: (i) in the event of a termination for convenience by the Company within the first eighteen months of Mr. Kornwasser’s employment, Mr. Kornwasser will be eligible to receive continued base salary for a period of one year, up to twelve months of continued medical, dental or vision coverage pursuant to COBRA, a cash payment equal to 100% of his target annual bonus for the year in which the termination occurs and accelerated vesting of his time-based equity awards that were scheduled to vest in the following twelve months, and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that twelve-month period, (ii) in the event of a qualifying termination upon a change in control upon or following the first eighteen months of employment, Mr. Kornwasser will be eligible to receive continued base salary for a period of twelve months, a cash payment equal to 100% of his target annual bonus for the year in which the termination occurs, and up to twelve months of continued medical, dental or vision coverage pursuant to COBRA, and (iii) in the event of a qualifying termination upon or following the first eighteen months of employment other than upon a change in control, Mr. Kornwasser will be eligible to receive continued base salary for a period of twelve months, up to twelve months of continued medical, dental or vision coverage pursuant to COBRA and accelerated vesting of his time-based equity awards that were scheduled to vest in the following six months and continued eligibility to vest in awards subject to performance-based vesting conditions if and to the extent such performance conditions are satisfied during that six-month period.

Mr. Kornwasser is subject to customary non-compete and non-solicitation provisions during the term of his employment and for a period of one year following his termination. Mr. Kornwasser has also entered into the Company’s standard indemnification agreement.

The foregoing summary of the Employment Agreement does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 24, 2022, the Company issued a press release regarding the matter discussed in Item 5.02 of this Current Report. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement by and between Teladoc Health, Inc. and Laizer Kornwasser, dated October 24, 2022.

99.1	Teladoc Health, Inc. press release, dated October 24, 2022.

104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2022	TELADOC HEALTH, INC.

	By:	/s/ Adam C. Vandervoort
	Name:	Adam C. Vandervoort
	Title:	Chief Legal Officer and Secretary